LOAN AGREEMENT

between

Auto Photo Kiosk GmbH i.G

Bonn

Represented by the Business Manager

Mr. Joachim Zweifel

- Hereinafter referred to as the "Borrower" -

and

Spectre Industries Inc.

North Vancouver, CANADA

Represented by the Business Manager

Mr.

- Hereinafter referred to as the "Lender" -

Section 1

The Lender grants the Borrower a loan for the total amount of 264,000 Euros ( in words:

Two hundred and sixty-four thousand Euros).

Section 2

The loan amount will be made available to the Borrower at the request of the Business Manager of the Borrower, also in partial amounts.

Section 3

As of the day of the payment, the interest rate will be 1% per annum higher than the basic rate of the European Central Bank.

The Borrower will, for the first interest payment, pay the interest at the end of the Borrower's financial year following the date of the issuing of the loan. After that, the interest is payable at the end of each six-month period.

Section 4

The loan may be redeemed by giving a six months notice period at the end of the calendar year. A redemption notice date before December 31, 2003 is not possible.

An early repayment by the Borrower is allowed at any time.

Bonn,_________________

Auto Photo Kiosk Gmbh i.G.

______________________

Joachim Zweifel

Spectre Industries Inc.

______________________